Exhibit 10.4

AMENDMENT NO. 3 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 3 TO TERM LOAN CREDIT AGREEMENT (this “Agreement”) dated as of April 28, 2017, is among TOWERS WATSON DELAWARE INC., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Term Loan Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Company, the Administrative Agent and the Lenders have entered into that certain Term Loan Credit Agreement dated as of November 20, 2015 (as amended by that certain Amendment No. 1 to Term Loan Credit Agreement dated as of December 23, 2015 and that certain Amendment No. 2 to Term Loan Credit Agreement dated as of March 31, 2017, as amended hereby and as from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Term Loan Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Term Loan Credit Agreement), pursuant to which the Lenders are providing a term loan facility to the Company;
WHEREAS, each of the Subsidiary Guarantors has entered into the Subsidiary Guaranty pursuant to which it has guaranteed the obligations of the Company under the Term Loan Credit Agreement and the other Loan Documents;
WHEREAS, the Company has requested that the Administrative Agent and the Lenders agree to an amendment to the Term Loan Credit Agreement as set forth herein, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Agreement.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendment. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the effectiveness and the terms and conditions of this Agreement, including, without limitation, those set forth in Section 2 hereof, as of the date on which this Agreement becomes effective (the “Agreement Effective Date”), each of the undersigned Lenders, hereby agrees to amend the Term Loan Credit Agreement as follows:

(a)	Section 6.01(a) of the Term Loan Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following in lieu thereof:

“(a)    as soon as available, but in any event no later than 90 days (or, in the case of the fiscal year ending December 31, 2016, no later than May 5, 2017) after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2016), (i) a consolidated balance sheet of Willis Towers Watson and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, (ii) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with U.S. GAAP, and (iii) a letter from the independent certified public accountant referred to in clause (i) above stating that the unaudited consolidated balance sheet and related financial statements referred to in clause (ii) above, as supplemental consolidating information to the audited consolidated audited balance sheet and related financial statements referred to in clause (i) above, are consistent with, and reconcile to, the audited annual consolidated financial statements of Willis Towers Watson and its Subsidiaries (the letter referred to in this Section 6.01(a)(iii), the “Report”); provided that the parties hereto agree that (A) the Administrative Agent and the Lenders are receiving the Report solely for the purpose of reviewing the financial information related to the Borrower in accordance with the requirements of Section 6.01(a)(ii) above, (B) neither the Administrative Agent, any Lender nor any of their respective Related Parties is entitled to rely on the Report and (C) the receipt and further distribution of the Report shall be subject to the provisions of Section 10.07; and”
2.Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendments to the Term Loan Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

(a)	the Administrative Agent shall have received counterparts of this Agreement duly executed by the Company, the Required Lenders and the Administrative Agent;

(b)	no Event of Default or Default having occurred and being continuing; and

(c)
all fees and expenses payable to the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(a)At the time of and immediately after giving effect to this Agreement, the representations and warranties of the Company set forth in Article V of the Term Loan Credit Agreement shall be true and correct in all material respects on and as of the date hereof except that (i) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation shall be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and (iii) for the purposes of this Agreement, the representations and warranties contained in Sections 5.05(a) and (b) of the Term Loan Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Term Loan Credit Agreement.

(b)This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.Entire Agreement. This Agreement, the Term Loan Credit Agreement (including giving effect to the amendment set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Term Loan Credit Agreement.

5.Full Force and Effect of Term Loan Credit Agreement. After giving effect to this Agreement, the Term Loan Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.

6.Counterparts and Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

8.Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.References. All references to the “Credit Agreement” (or the defined term “Agreement” meaning the Term Loan Credit Agreement) in the Loan Documents shall mean the Term Loan Credit Agreement giving effect to the amendment contained in this Agreement.

10.Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Company, the Lenders and the Administrative Agent.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:
TOWERS WATSON DELAWARE INC.
By:    /s/ William M. Rigger
Name:    William M. Rigger
Title:    Treasurer

BANK OF AMERICA, N.A., as Administrative Agent
By:     /s/ Liliana Claar
Name: Liliana Claar
Title:     Vice President

BANK OF AMERICA, N.A., as a Lender

By:     /s/ Christopher G. Fallone
Name: Christopher G. Fallone
Title:     Associate

JPMORGAN CHASE BANK, N.A., as a Lender

By:     /s/ James S. Mintzer
Name: James S. Mintzer
Title:     Executive Director

HSBC BANK USA, N.A., as a Lender

By:     /s/ Jeffrey P. Huening
Name: Jeffrey P. Huening
Title:     Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Nicole Limberg
Name: Nicole Limberg
Title:     Managing Director

TD BANK, N.A., as a Lender
By:     /s/ Mark Hogan
Name: Mark Hogan
Title:     Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Allison Burgun
Name: Allison Burgun
Title:     Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Michelle S. Dagenhart
Name: Michelle S. Dagenhart
Title:     Director